Exhibit 5

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 400

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

April 10, 2006

ES Bancshares, Inc.

68 North Plank Road

Newburgh, New York 12550

Ladies and Gentlemen:

We have acted as special counsel to ES Bancshares, Inc., a Maryland corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended, by the Company of 519,900 shares of common stock, par value $0.01 per share (the “Shares”), which represent the securities that underlie 329,900, Common Stock Purchase Warrants and 190,000 Organizer Common Stock Purchase Warrants (together, the “Warrants”) of the Company and the related preparation and filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the “Registration Statement”).

We have examined originals or copies, certified or otherwise identified, of such documents, corporate records and other instruments, and have examined such matters of law, as we have deemed necessary or advisable for purposes of rendering the opinion set forth below. As to matters of fact, we have examined and relied upon the representations of the Company contained in the Registration Statement and, where we have deemed appropriate, representations or certificates of officers of the Company or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents submitted to us as copies.

Based on the foregoing, we are of the opinion that the Shares to be issued by the Company as a result of the exercise of the Warrants have been duly authorized and, when issued as contemplated in the Registration Statement, the Shares will be validly issued and outstanding, fully paid and non-assessable.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus that is part of such Registration Statement.

Very truly yours,

/s/ Luse Gorman Pomerenk & Schick, P.C.
LUSE GORMAN POMERENK & SCHICK
A Professional Corporation